UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Commission File No. 001-36234

Cheniere Energy Partners LP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4767730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 18, 2018, Cheniere Energy, Inc. (“Cheniere”), a Delaware corporation, Columbia Acquisition Sub LLC (“Merger Sub”), a Delaware limited liability company and a wholly-owned subsidiary of Cheniere, and Cheniere Energy Partners LP Holdings, LLC (“CQH”), a Delaware limited liability company, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, CQH will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of Cheniere.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each common share representing limited liability company interests in CQH (each, a “CQH Common Share”) issued and outstanding immediately prior to the effective time of the Merger will be converted into, and become exchangeable for 0.4750 of a share of common stock, par value $0.003, of Cheniere (“Cheniere Common Stock”).

The conflicts committee (the “CQH Conflicts Committee”) of the board of directors of CQH (the “CQH Board”) has, acting in good faith, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair and reasonable to, and in the best interest of, CQH and the holders of CQH Common Shares, other than Cheniere and its affiliates, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended the CQH Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Based upon such recommendation, the CQH Board has (i) determined that the Merger Agreement and the transaction contemplated thereby, including the Merger, are fair and reasonable to, and in the best interests of, CQH and the holders of CQH Common Shares, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend approval of the Agreement by members of CQH and (iv) directed that the Merger Agreement be submitted to the holders of the CQH Common Shares for their approval by written consent.

The completion of the Merger is subject to certain customary closing conditions, including (i) Cheniere’s registration statement on Form S-4 (the “Registration Statement”) having become effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) receipt of approval of the Merger Agreement by written consent of the members of CQH holding CQH Common Shares constituting a majority of the outstanding CQH Common Shares entitled to vote, (iii) the Cheniere Common Stock issuable in connection with the Merger having been approved for listing on the NYSE American, subject to official notice of issuance and (iv) the absence of any governmental order prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the representations and warranties of the other party as of the date of the Merger Agreement and as of the closing (subject to customary materiality qualifiers).

Cheniere, Merger Sub and CQH have made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, Cheniere and CQH have each agreed, among other things, to covenants relating to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and the consummation of the Merger, including that, subject to applicable law, the regular quarterly dividend on the CQH Common Shares that is paid or payable during the calendar quarter ending September 30, 2018 (the “Second Quarter Distribution”) will not be less than $0.56 per CQH Common Share without approval of the CQH Conflicts Committee. The closing of the Merger will not occur on or prior to the record date for the Second Quarter Distribution.

The Merger Agreement contains certain termination rights that may be exercised by either Cheniere or CQH, including in the event that (i) both parties agree by mutual written consent to terminate the Merger Agreement, (ii) the Merger is not consummated by December 18, 2018, or (iii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger having become final and non-appealable.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties, and covenants of each party set forth in the Merger Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties including (a) being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts and (b) being subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreement

On June 18, 2018, concurrently with the execution of the Merger Agreement, Cheniere and CQH entered into a support agreement (the “Support Agreement”), pursuant to which, subject to the terms and conditions therein, Cheniere has agreed to deliver a written consent (the “Written Consent”), covering all of the CQH Common Shares beneficially owned by it (the “Covered Shares”), approving the Merger, Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement. The Written Consent will be delivered within two business days after the Registration Statement becomes effective under the Securities Act. As of June 15, 2018, Cheniere owned 212,953,991 CQH Common Shares, representing approximately 91.9% of the total CQH Common Shares issued and outstanding. The approval of the Merger Agreement requires the affirmative consent of holders of a majority of the outstanding CQH Common Shares.

The Support Agreement also generally prohibits Cheniere from transferring the Covered Shares. The Support Agreement terminates upon the earliest to occur of the time the Merger becomes effective, the termination of the Merger Agreement and the written agreement of the parties to the Support Agreement to terminate the Support Agreement.

The foregoing description of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 19, 2018, Cheniere and CQH issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including the press release, will not be incorporated by reference into any registration statement filed by Cheniere under the Securities Act, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements using words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology generally involve forward-looking statements. The forward-looking statements contained herein (including statements regarding the proposed transaction and its effects, benefits and costs, savings, opinions, forecasts, projections, expected timetable for completion, expected distribution, the satisfaction of the closing conditions to the proposed transaction and any other statements regarding CQH’s and Cheniere’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact) are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, the risk that the proposed merger does not occur; negative effects from the pendency of the proposed merger; the ability to realize expected cost savings and benefits; the timing to consummate the proposed transaction; the impact of regulatory changes; and other factors affecting future results disclosed in Cheniere’s and CQH’s respective filings with the SEC (available at the SEC’s website at www.sec.gov), including but not limited to those discussed under Item 1A, “Risk Factors”, in Cheniere’s Annual Report on Form 10-K for the year ended December 31, 2017 and Cheniere Partners Holdings’ Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any consent or approval. The proposed merger between Cheniere and CQH will be submitted to the shareholders of CQH for their consideration. Cheniere will file with the SEC the Registration Statement that will include a consent statement of CQH that also constitutes a prospectus of Cheniere. Cheniere and CQH also plan to file other documents with the SEC regarding the proposed merger. INVESTORS AND SECURITY HOLDERS OF CHENIERE AND CQH ARE URGED TO READ THE CONSENT STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and shareholders will be able to obtain free copies of the consent statement/prospectus and other documents containing important information about Cheniere and CQH once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Cheniere, CQH and certain of their respective directors and executive officers may be deemed participants in the solicitation of consent from the shareholders of CQH in connection with the merger. Information about the directors and executive officers of Cheniere is set forth in its definitive proxy statement filed with the SEC on April 13, 2018. Information about the directors and executive officers of CQH is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 21, 2018. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 18, 2018, by and among Cheniere Energy Partners LP Holdings, LLC, Cheniere Energy, Inc. and Columbia Acquisition Sub LLC.

10.1	Support Agreement, dated as of 18, 2018, by and between Cheniere Energy, Inc. and Cheniere Energy Partners LP Holdings, LLC.

99.1	Joint Press Release of Cheniere Energy, Inc. and Cheniere Energy Partners LP Holdings, LLC, dated as of June 19, 2018.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 19, 2018	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and
Chief Financial Officer